DCPARTNERS

January 10, 2008

Richard Berman
Chairman
All Ad Acquisition, Inc.
420 Lexington Avenue, Suite 450
New York, NY 10170

RE: ADVISORY AGREEMENT

Dear Mr. Berman:

This letter confirms the terms upon which All Ad Acquisition, Inc., together with all subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this engagement (the "Company"), engages **DC Associates LLC ("Duncan")**, to act as its financial and business advisor in connection with or with respect to any other business matters of the Company.

1. Scope of Engagement.

The Company hereby engages **Duncan** (the "Engagement") on a non-exclusive, "best efforts" basis to act as financial consultant to the Company and to provide recommendations to the Company in connection with any equity or debt financing as well as with other financial matters.

2. Scope of Work; Parameters

In connection with the Engagement:

- **Duncan** will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company;
- **Duncan** will assist in navigating the public and private markets including, but not limited to, identifying outside board members, investor relations firms, public relations firms, auditors, lawyers, market makers, research analysts and broker-dealers / underwriters for a private placement follow-on offering (a "Follow-On Offering"), financing and assist the Company as it deems necessary.

3. Company Responsibilities, Representations and Warranties.

In connection with the Engagement:

- The Company agrees to cooperate with **Duncan** and will furnish to **Duncan** all information and data concerning the Company (the "Information") which **Duncan** reasonably deems appropriate for purposes of rendering its services hereunder (including monthly financial statements and budgets), and will provide **DUNCAN** access to its officers, directors, employees and advisors.
- The Company represents and warrants to **Duncan** that all Information included or incorporated by reference in any documents or otherwise made available to **Duncan** by the Company to be communicated to parties in connection with any transaction:

• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

DCPARTNERS

(a) will be complete and correct; and (b) any projected financial information or other forward-looking information which the Company provides to **DUNCAN** will be made by the Company in good faith, based on management's best estimates at the time and based on facts and assumptions which the Company believed were reasonable at the time.

- The Company agrees to promptly notify **Duncan** if the Company believes that any Information that was previously provided to **Duncan** has become materially misleading or inaccurate in any way.
- The Company acknowledges and agrees that, in rendering its services hereunder, **Duncan** will be using and relying on the Information (and information available from public sources and other sources deemed reliable by **Duncan**) without independent investigation or verification thereof or independent appraisal or evaluation of the Company or its business or assets, or any other party to the Financing. **Duncan** has no responsibility for the accuracy or completeness of any information, regarding the Company.
- The Company agrees it is solely responsible for the decision to pursue or execute any transaction. The Company acknowledges that **Duncan** is not responsible for the due diligence, legal, regulatory, compliance and success or failure of any transaction.
- Any advice rendered by **Duncan** during the Engagement or in meetings with the Company or its Board of Directors, as well as any written materials provided by **Duncan**, are intended solely for the benefit and confidential use of the Company and will not be reproduced, summarized, described or referred to or given to any other person for any purpose without **Duncan**'s prior written consent, except as required by law, legal process or the rules of any regulatory agency.

4. **Fees.**

4.1 A success fee of $500,000 will be due and payable upon the successful acquisition of Ad Authority Inc. and public merger with Morlex, Inc.

5. **Expenses.**

The Company will reimburse **Duncan** for all out-of-pocket expenses reasonably incurred by it in connection with its Engagement or the Ad Authority Acquisition, hereunder, including reasonable fees and expenses of its counsel and any other independent experts retained by **Duncan** (and any retainers related thereto); provided, however, that without the prior written consent of the Company, all fees and expenses shall not exceed $25,000 and no counsel or outside consultant fees shall be reimbursed unless prior written approval from the Company is obtained. Subject to the provisions of Section 8, all such fees and expenses referred to above shall be paid to **Duncan** whether or not a transaction is consummated. Such out-of-pocket expense reimbursement will be payable promptly upon submission by **Duncan** of statements to the Company.

6. **Scope of Responsibility.**

Neither **Duncan** nor any of its affiliates (nor any of their respective control persons, directors, officers, employees or agents) shall be liable to the Company or to any other person claiming through the Company for any claim, loss, damage, liability, cost or expense suffered by the Company or any such person arising out of or related to

• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

DCPARTNERS

Duncan's Engagement hereunder except for a claim, loss or expense that arises solely out of or is based solely upon any action or failure to act by **DUNCAN**, other than an action or failure to act undertaken at the request or with the consent of the Company, that is found in a final judicial determination to constitute bad faith, willful misconduct or gross negligence on the part of **DUNCAN**. The Company understands that **DUNCAN** is not a broker-dealer and will not be performing any services that may only be performed by a registered broker-dealer.

7. Indemnification.

Since **Duncan** will be acting on behalf of the Company in connection with its Engagement, the Company agrees to indemnify **Duncan** as set forth in ***Exhibit A*** to this Agreement.

8. Termination.

The term of this Agreement is two (2) years from the date hereof; *provided, however*, that **Duncan**'s Engagement hereunder will be terminated, with the successful public merger of Morlex, Inc.; *provided, further*, such termination will not affect **DUNCAN**'s right to (i) expense reimbursement under Section 5, (ii) receipt of payment of any fees or compensation pursuant to Section 4, (iii) the indemnification contemplated by Section 7 above, and (iv) any other remaining compensation due under this Agreement.

9. Intentionally Omitted

10. Governing Law; Jurisdiction; Waiver of Jury Trial.

10.1 This Agreement will be deemed made in New York and will be governed by the laws of the State of New York without regard to the conflict of law principles contained therein. The Company and **Duncan** irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York, in each case located in New York County, New York, for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company or **Duncan**. Each of the Company (and, to the extent permitted by law, on behalf of the Company's equity holders and creditors) and **Duncan** hereby knowingly, voluntarily and irrevocably waive any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby.

10.2 Any dispute arising hereunder, if not settled by mutual agreement, shall, at **Duncan's** option, and, upon written notice by **Duncan** to the Company, be settled by final and binding arbitration in New York, New York. The arbitration shall be conducted in accordance with the Commercial Dispute Resolution Procedures and Rules of the American Arbitration Association ("AAA Rules") by a single disinterested arbitrator appointed in accordance with such AAA Rules.

• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

DCPARTNERS

10.3 The arbitrator shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys' fees and expenses in such manner as is determined by the arbitrators.

10.4 Judgment upon the award rendered by the arbitrators may be entered in any court having personal and subject matter jurisdiction. Each party hereby submits to the in personal and subject matter jurisdiction of the federal and state courts in the County of New York for the purpose of confirming any such award and entering judgment thereon.

All proceedings under Section 10 and all evidence given or discovered pursuant hereto, shall be maintained in confidence by both parties, except as required by law.

11. <u>No Rights in Equityholders, Creditors</u>.

This Agreement does not create, and will not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of Section 7 herein. The Company acknowledges and agrees that (a) **Duncan** will act as an independent contractor and is being retained solely to assist the Company in its efforts to help with possible financial transactions, and that, **Duncan** is not being retained to advise the Company on, or to express any opinion as to, the wisdom, desirability or prudence of consummating any financial transaction and; (b) **Duncan** is not and will not be construed as a fiduciary of the Company or any affiliate thereof and will have no duties or liabilities to the equity holders or creditors of the Company, and affiliates of the Company or any other person by virtue of this Agreement and the retention of **Duncan** hereunder, all of which duties and liabilities are hereby expressly waived. Neither equity holders nor creditors of the Company are intended beneficiaries hereunder. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

12. <u>DUNCAN; Other Activities; Public Announcements</u>.

(a) The Company acknowledges that **DUNCAN** and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict **DUNCAN** in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business and properties.

(b) Except as required by law or any regulatory agency, neither **DUNCAN** nor the Company shall make or issue any public announcements or other communications regarding this Agreement without the prior approval of the other, which consent shall not be unreasonably withheld, delayed or conditioned.

13. <u>Miscellaneous</u>.

13.1 This Agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

DCPARTNERS

13.2 This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof.

13.3 Neither party may assign this Agreement without the prior written consent of the other party, except for assignment to Morlex, Inc. or another publicly traded entity which is the ultimate acquirer of all Ad Authority, Inc.

13.4 This Agreement can be modified or amended only by a written instrument signed by both parties.

13.5 If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

13.6 The provisions contained in Sections 3, 4, 5, 7, 10, 11 and 13 shall survive expiration or termination of this Agreement.

13.7 All notices, requests, demands and other communications hereunder shall be given in writing and shall be (a) personally delivered; (b) sent by telecopier; (c) sent by an internationally-recognized overnight courier; or (d) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid. The respective addresses to be used for all such notices, demands or requests are as follows:

If to the Company,

with a copy to:

The same address listed above for **Duncan**, Attn: General Counsel.

• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

DCPARTNERS

Such communication shall be deemed delivered upon actual receipt (provided, that if notice is sent by telecopier it shall be deemed delivered the next day business after transmission and the sender shall bear the burden of proof of delivery) or refusal of receipt. Either party to this Agreement may change its address at any time by giving notice thereof in accordance with this Section 13.

If the foregoing correctly sets forth our Agreement, please so indicate by signing below and returning an executed copy to DUNCAN. This Agreement may be executed by the exchange by facsimile/telecopy or e-mail/electronic signature between the Parties of signed counterparts of this Agreement. We look forward to working with you and the rest of the management team in a long-term relationship that assists the Company in achieving its business goals.

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• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

DCPARTNERS

Sincerely,

DC Associates, LLC

Michael Crow
President

ACCEPTED AND APPROVED:

All Ad Acquisition, Inc.

Richard Berman
Chairman

• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

EXHIBIT A – INDEMNIFICATION PROVISIONS

In connection with our engagement of **DUNCAN** as our consultant and advisor, the Company hereby agrees to indemnify and hold **DUNCAN** and its affiliates, and the directors, officers, partners, shareholders, members, employees and agents of **DUNCAN** and each other person, if any, controlling **DUNCAN** or any of its affiliates (collectively the "Indemnified Persons"), harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including, but not limited to, fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company's engagement of **DUNCAN** pursuant to this Agreement between the **DUNCAN** and the Company, or (B) otherwise related to or arising out of **DUNCAN's** activities on our behalf pursuant to **DUNCAN's** engagement under this Agreement, and the Company shall reimburse any Indemnified Person for all expenses (including, but not limited to, fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with **DUNCAN's** engagement under the Agreement except for any Claim incurred by the Company solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

The Company further agrees that it will not, without the prior written consent of **DUNCAN** settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes a legally binding, unconditional, and irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by it of substantial rights and defenses, and such failure to so notify the Company will not in any event relieve it from any other obligation or liability it may have to any Indemnified Person otherwise than under this Agreement. If the Company so elects or is requested by such Indemnified Person, it will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the

• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not **DUNCAN** is the Indemnified Person) the Company and **DUNCAN** shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and **DUNCAN**, on the other, in connection with **DUNCAN's** engagement by the Company under the Agreement, subject to the limitation that in no event shall the amount of **DUNCAN's** contribution to such Claim exceed the amount of fees actually received by **DUNCAN** from the Company pursuant to **DUNCAN's** engagement under the Agreement. The Company hereby agrees that the relative benefits to it, on the one hand, and **DUNCAN**, on the other hand, with respect to **DUNCAN's** engagement under the Agreement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which **DUNCAN** is engaged to render services bears to (b) the fee paid or proposed to be paid to **DUNCAN** in connection with such engagement.

The Company's indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that an Indemnified Party may have at law or at equity.

Should **DUNCAN**, or any of its directors, officers, partners, shareholders, members, agents or employees, be required or be requested by the Company to provide documentary evidence or testimony in connection with any proceeding arising from or relating to **DUNCAN's** engagement under the Agreement, the Company agrees to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith and customary fees for sworn testimony or preparation thereof, payable in advance.

• DC Associates, LLC • 420 Lexington Avenue, Suite 450• New York, NY 10107 •
• Phone: (212) 581-5180 • Fax: (212) 581-5198

[DC PARTNERS LETTERHEAD]

August 20, 2008

VIA EMAIL

Richard Berman
CEO
Morlex, Inc.
420 Lexington Avenue, Suite 450
New York, NY 10170

Re: Advisory Agreement Amendment

Dear Mr. Berman:

This letter will serve to amend and incorporate by reference the engagement agreement dated January 10, 2008 between All Ad Acquisition, Inc., and its assignors or successors, and DC Associates LLC.

The agreement is still in force and effect and is modified as follows:

2.	Scope of Work; Parameters:
Added: DC Associates shall advise the Company regarding: (i) the turnaround of its operations, (ii) settlement with Jason J. Kulpa, (iii) restructuring the Company, (iv) recapitalization of indebtedness and (v) the recruitment of a full-time Chief Executive Officer.

3.	Fees:
One million (1,000,000) shares of Common Stock of Morlex, Inc. upon successful restructuring of Morlex, Inc.’s and its subsidiary’s indebtedness. Additional compensation will be success-based and as determined by the Board of Directors.

[Remainder of page intentionally left blank]

Sincerely,

DC ASSOCIATES LLC

By:	/s/ Michael Crow
Name:	Michael Crow
Title:	President

ACCEPTED AND APPROVED:

MORLEX, INC.

By:	/s/ Richard Berman
Name:	Richard Berman
Title:	CEO